Exhibit 21.1

List of Subsidiaries of the Registrant

Name of Entity	Relationship with Registrant	Jurisdiction of Incorporation or Organization
SBC Medical Group, Inc.	Subsidiary	Delaware
SBC Medical Group Co., Ltd.	Subsidiary	Japan
L’Ange Cosmetique Co., Ltd.	Subsidiary	Japan
Shobikai Co., Ltd.	Subsidiary	Japan
Liesta Co., Ltd.	Subsidiary	Japan
SBC Sealane Co., Ltd.	Subsidiary	Japan
SBC Marketing Co., Ltd.	Subsidiary	Japan
SBC Medical Consulting Co., Ltd.	Subsidiary	Japan
Shoubikai Medical Vietnam Co. Ltd.	Subsidiary	Vietnam
SBC Healthcare, Inc.	Subsidiary	Delaware
SBC Irvine, LLC	Subsidiary	Delaware
Aesthetic Healthcare Holdings	Subsidiary	Singapore
Wen & Wang Family Clinic Pte., Ltd.	Subsidiary	Singapore
Wen & Wang Medical Group Pte., Ltd.	Subsidiary	Singapore
Rochor Clinic Pte., Ltd.	Subsidiary	Singapore
Dermasolutions Pte., Ltd.	Subsidiary	Singapore
Dermasolutions Services Pte., Ltd.	Subsidiary	Singapore
Medical Payment Co., Ltd.	Majority owned subsidiary	Japan
Aikawa Medical Management, Inc.	Variable interest entity	Japan